     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1998 POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-0746__FILE9NO.
                                                                      333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1993

                               ----------------
                     GENERAL ELECTRIC CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)
               NEW YORK                              13-1500700
       (State of incorporation)            (I.R.S. Employer Identification
                                                       Number)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                (203) 357-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                               BRUCE C. BENNETT
    ASSOCIATE GENERAL COUNSEL--TREASURY OPERATIONS AND ASSISTANT SECRETARY
                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                (203) 357-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.                                                              [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, please check the following box.                [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                     [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                             [X]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                        PROPOSED
                                                        MAXIMUM
                                                       AGGREGATE     AMOUNT OF
               TITLE OF EACH CLASS OF                   OFFERING    REGISTRATION
            SECURITIES TO BE REGISTERED              PRICE(1)(2)(3)    FEE(4)
--------------------------------------------------------------------------------
Debt Securities, Debt Warrants, Preferred Stock....   $7.5 billion   $2,212,500

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(1) Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a unit of two or more currencies, such amount as shall result in an aggregate initial offering price equivalent to $7.5 billion or (ii) at an original issue discount, such greater amount as shall result in an aggregate initial offering price of $7.5 billion.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities. Pursuant to Rule 457(g), no registration fee is attributable to the Warrants registered hereby.
(4) Pursuant to Rule 429 of the Securities Act of 1933, the amount of registration fees does not include $1,298,999 previously paid to the Commission relating to $3,767,096,501 aggregate principal amount of debt securities and warrants previously registered pursuant to Registration Statement No. 333-07469, which remained unissued as of the close of business on July 22, 1998.
                               ----------------
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH THE ISSUANCE OF DEBT SECURITIES AND WARRANTS REGISTERED PURSUANT TO REGISTRATION STATEMENTS NO. 333-07469 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON AUGUST 6, 1996.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                DEBT SECURITIES

                      WARRANTS TO PURCHASE DEBT SECURITIES
                                PREFERRED STOCK

  General Electric Capital Corporation (the "Company") may offer from time to time its senior, unsecured debt securities ("Debt Securities"), warrants ("Warrants") to purchase any of the Debt Securities, variable cumulative preferred stock, par value $100 per share, and preferred stock, par value $.01 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depository receipts (the "Depositary Shares") (the Debt Securities, the Warrants, the Preferred Stock and the Depositary Shares being herein collectively called the "Securities"). The Debt Securities are hereinafter in this Prospectus referred to as the "Notes," although any series of Debt Securities to which the accompanying Prospectus Supplement relates may bear a different title. Collectively, the variable cumulative preferred stock and the preferred stock are referred to herein as the "Preferred Stock" and individually as the "Variable Cumulative Preferred Stock" and the "New Preferred Stock," respectively. The term "Prospectus Supplement" as used herein includes any Pricing Supplement that accompanies any Prospectus Supplement that accompanies this Prospectus.

  The Securities will be offered on terms determined at the time of sale. The accompanying Prospectus Supplement sets forth specifically

  (a) with regard to the Notes, if any, in respect of which this Prospectus is being delivered:

    . the title of the Notes,

    . the aggregate principal amount offered,

    . the currency, currencies or currency units in which payments on the Notes are payable,

    . the rate or method of calculation, and the dates of payment, of interest, if any,

    . the date or dates from which such interest shall accrue,

    . the method of determining holders to whom any such interest shall be payable,

    . the authorized denominations, if other than as provided herein,

    . the maturity,

    . the offering price or terms,

    . the terms of any sinking fund, purchase fund or mandatory redemption, and of any redemption at the option of the Company or repayment at the option of the holder,

    . the Trustee acting under the Indenture pursuant to which the Notes are to be issued,

    . the underwriter or underwriters or agent or agents, if any, for the Notes, their compensation or the basis of determining the same and the net proceeds to the Company, and

    . the exchanges, if any, on which the Notes may be listed;

  (b) with regard to the Warrants, if any, in respect of which this Prospectus is being delivered:

    . the offering price or terms,

    . a description of the Notes for which each Warrant is exercisable,

    . the aggregate number, exercise price, exercise period and expiration date of the Warrants,

    . the currency or currencies in which the exercise price is payable,

    . the terms of any mandatory or optional call provisions,

    . the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

    . the Warrant Agent acting under the Warrant Agreement pursuant to which the Warrants are to be issued, and

    . the exchanges, if any, on which the Warrants may be listed; and

  (c) with regard to the Preferred Stock (or Depositary Shares) if any, in respect of which this Prospectus is being delivered:

    . the title of the series of Preferred Stock

    . the number of shares of Preferred Stock offered

    . the rate or method of calculation, and the dates of payment, of dividends

    . the date or dates from which dividends will accrue

    . the offering price or terms

    . terms of any mandatory redemption, any redemption at the option of the Company or repayment at the option of the holder

    . the underwriter or underwriters or agent or agents, if any, for the Preferred Stock, their compensation or the basis of determining the same and the net proceeds to the Company, and

    . the exchanges, if any, on which the Preferred Stock may be listed.

  The Securities will be sold either through underwriters or dealers, through agents designated from time to time, or directly by the Company.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

July   , 1998

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information may be obtained on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrant's that file electronically with the Commission. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                               ----------------

                      DOCUMENTS INCORPORATED BY REFERENCE

  There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 filed with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

  All documents filed by the Company pursuant to Sections 13(a), 13(e), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by the accompanying Prospectus Supplement shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Bruce C. Bennett, Associate General Counsel--Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                  THE COMPANY

  General Electric Capital Corporation (herein together with its consolidated affiliates called the "Company" unless the context otherwise requires) was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies , as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of the Company was General Electric Credit Corporation. All outstanding common stock of the Company is owned by General Electric Capital Services, Inc. ("GE Capital Services") formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned by General Electric Company ("GE Company"). The business of the Company originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the types and brands of products financed and the services offered are significantly more diversified. Very few of the products financed by the Company are manufactured by GE Company.

  The Company operates in four finance industry segments and in a specialty insurance industry segment. The Company's financing activities include a full range of leasing, lending, equipment management sales and services and consumer savings and insurance services. The Company's specialty insurance activities include providing financial guarantee insurance, principally municipal bonds and structured finance issues, private mortgage insurance and creditor issuance covering international customer loan repayments. The Company is an equity investor in Montgomery Ward Holding Corp., a retail organization which filed a bankruptcy petition for reorganization in 1997, and certain other services and financial services organizations. The Company's operations are subject to a variety of regulations in their respective jurisdictions.

  Services of the Company are offered primarily throughout the United States, Canada, Europe and the Pacific Basin. Computerized accounting and service centers, including those located in Connecticut, Ohio, Georgia and England, provide financing offices and other service locations with data processing, accounting, collection, reporting and other administrative support. The Company's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number (203) 357-4000). At December 31, 1997, the Company employed approximately 65,000 persons.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

               YEAR ENDED DECEMBER 31,
     --------------------------------------------------------------          THREE MONTHS ENDED
     1993        1994           1995           1996           1997             MARCH 28, 1998
     ----        ----           ----           ----           ----           ------------------
     1.62        1.63           1.51           1.53           1.48                  1.54

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


               YEAR ENDED DECEMBER 31,
     --------------------------------------------------------------          THREE MONTHS ENDED
     1993        1994           1995           1996           1997             MARCH 28, 1998
     ----        ----           ----           ----           ----           ------------------
     1.60        1.62           1.49           1.51           1.46                  1.52

  For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which the Company believes is a responsible approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

  Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Securities to which such Prospectus Supplement relates will be added to the general funds of the Company and will be available for financing its operations. Additional short- and long-term financing, as required, will be undertaken at such times, and through such means, as may be appropriate.

                              PLAN OF DISTRIBUTION

  The Company may sell any issue of the Securities in any one or more of the following ways: (i) through one or more underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through one or more agents.

  From time to time, the Company may receive, and may solicit, offers from underwriters to purchase all or a part of the Securities, to be reoffered to the public through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone or otherwise. The managing underwriter or underwriters, if any, with respect to the offer and sale of the Securities to which the Prospectus Supplement accompanying this Prospectus relates are set forth in such Prospectus Supplement and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. The Company will execute an underwriting agreement (the "Underwriting Agreement") with any such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. Such Prospectus Supplement also states the discounts and commissions, if any, to be allowed or paid to the underwriters by the Company, and describes all other items, if any, constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any. If underwriters or dealers are used in the sale, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by the underwriter or dealer at the time of sale. The relevant Underwriting Agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and the Company will agree, under the Underwriting Agreement, to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

  Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement accompanying this Prospectus. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933.

  If so indicated in the Prospectus Supplement accompanying this Prospectus, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from the Company at the offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The Company anticipates that delayed delivery contracts would be used to facilitate the marketing of the Securities by accommodating institutions that wish to invest in the Securities but will not have funds available for the purchase until some date following the anticipated closing date.

  GE Capital Services, which owns all of the outstanding common stock of the Company, currently owns through subsidiaries (including the Company) approximately 22% of the issued and outstanding common stock of PaineWebber Group Inc. ("PaineWebber") and the Company owns Redeemable Preferred Stock of PaineWebber. As a result, any offering of Securities is required to be made in compliance with the applicable provisions of Rule 2720 to the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), which Rule applies to offerings of securities of issuers affiliated with NASD members. In accordance therewith, no underwriter or dealer may confirm sales of Securities to accounts over which they exercise discretionary authority.

  For further information with respect to the terms of the offering of Securities in respect of which this Prospectus is being delivered, see the Prospectus Supplement accompanying this Prospectus.

                              DESCRIPTION OF NOTES

GENERAL

  The Notes are to be issued under one or more separate Indentures (each an "Indenture"), in each case between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Trustee"). None of the Indentures limits the amount of Notes or other unsecured, senior debt which may be issued thereunder or limits the amount of other debt, secured or unsecured, which may be issued by the Company.

  The statements under this heading are subject to the detailed provisions of each Indenture, a copy of each of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

  Reference is made to the Prospectus Supplement accompanying this Prospectus for the terms specified by the Company pursuant to the Indenture of, and other information with respect to, the Notes being offered thereby, including: (1) the designation, the aggregate principal amount and, if other than as provided herein, the authorized denominations of such Notes; (2) the percentage of their principal amount at which such Notes will be issued; (3) the date or dates on which such Notes will mature; (4) the currency, currencies or currency units in which the payments on such Notes will be payable; (5) the rate or rates at which such Notes will bear interest, if any, or the method of determination of such rate or rates; (6) the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom any such interest shall be payable; (7) the prices, if any, at which, and the dates at or after which, such Notes must or may be repaid, repurchased or redeemed; (8) the exchanges, if any, on which the Notes may be listed; and (9) the Trustee under the Indenture pursuant to which the Notes are to be issued. (Sections 2.02 and 2.02A.) Interest, if any, is to be payable to the persons, and in the manner, specified in the Prospectus Supplement accompanying this Prospectus and, unless otherwise specified in such Prospectus Supplement, will be computed on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10.)

  The Notes will be unsecured and will rank pari passu (equally and ratably) with all other unsecured and unsubordinated indebtedness of the Company.

  Some of the Notes may be issued as discounted Notes to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Notes will be described in the Prospectus Supplement with respect to any such Notes.

  The Indentures do not contain any provisions that limit the ability of the Company to incur indebtedness or that afford holders Securities protection in the event GE Company, as sole indirect stockholder of the Company, causes the Company to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

GLOBAL NOTES, DELIVERY AND FORM

  Except as otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the Notes will be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. The Depository currently limits the maximum denomination of any single Global Note to $200,000,000. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of Notes.

  Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

  The Depository has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions in such securities between Participants through electronic book-entry charges in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

  The Depository advises that pursuant to procedures established by it (i) upon issuance of a Global Note by the Company in connection with the sale thereof to an underwriter or underwriters, the Depository will credit the accounts of Participants designated by such underwriter or underwriters with the principal amount of the Notes purchased by such underwriter or underwriters, and (ii) ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants), by the Participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a Global Note is limited to such extent.

  So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such Notes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture.

  Neither the Company, the Trustee, any paying agent nor any registrar of the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Payments of principal and interest, if any, on the Notes registered in the name of the Depository's nominee will be made by or on behalf of the Company in immediately available funds to the Depository's nominee as the registered owner of the Global Note. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payment of principal and interest, if any, on such Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest, if any, on the Notes to owners of beneficial interests in a Global Note. The Depository has advised the Company and the Trustee that its current practice is, upon receipt of any payment of principal or interest, to immediately credit the amounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a Global Note as shown in the records of the Depository. The Depository's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by Participants and indirect participants to owners of beneficial interests in a Global Note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participants or indirect participants.

  If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for a Global Note. In addition, the Company may at any time determine not to have the Notes represented by a Global Note and, in such event, will issue Notes in definitive form in exchange for a Global Note. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons, and the Company will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where such Notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

  Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, Global Notes held by the Depository will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

MODIFICATION OF THE INDENTURES

  Each Indenture permits the Company and the Trustee thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes of each series affected outstanding, to add any provisions to or change in any manner or eliminate any of the provisions of such Indenture or modify in any manner the rights of the holders of Notes of each such series, provided that no such addition or modification shall (i) among other things, extend the fixed maturity of any Notes or reduce the principal amount thereof (including in the case of a discounted Note the amount payable upon acceleration of the maturity thereof), reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest, if any, thereon, or
(ii) reduce the aforesaid percentage of principal amount of such Notes of any series, the consent of the holders of which is required for any addition or modification, without in each case the consent of the holder of each such Note so affected. (Section 10.02.)

EVENTS OF DEFAULT

  An Event of Default with respect to any series of Notes is defined in each Indenture as being: (a) default in any payment of principal or premium, if any, on any Note of such series; (b) default for 30 days in payment of any interest on any Note of such series; (c) default in the making or satisfaction of any sinking fund payment or analogous obligation on the Notes of such series; (d) default for 60 days after written notice to the Company in performance of any other covenant in respect of the Notes of such series contained in such Indenture; (e) a default, as defined, with respect to any other series of Notes outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of the Company shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that the resulting Event of Default with respect to such series of Notes may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or (f) certain events in bankruptcy, insolvency or reorganization. (Section 6.01.) Each Indenture requires the Company to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.06.) No Event of Default with respect to a particular series of Notes under any Indenture necessarily constitutes an Event of Default with respect to any other series of Notes issued thereunder. Each Indenture provides that the Trustee may withhold notice to the holders of any series of Notes issued thereunder of any default (except in the payment of principal, premium, if any, or interest, if any, on any of the Notes of such series or in the making of any sinking fund instalment or analogous obligation with respect to such series) if the Trustee considers it in the interest of such Noteholders to do so. (Section 6.08.)

  Each Indenture provides that during the continuance of an Event of Default with respect to any series of Notes, either the Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal, or in the case of discounted Notes, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all such Notes to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. Each Indenture provides that past defaults with respect to a particular series of Notes (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest, if any, on any of the Notes of such series, or the payment of any sinking fund instalment or analogous obligation on the Notes of such series) may be waived on behalf of the holders of all Notes of such series by the holders of a majority in principal amount of such Notes then outstanding. (Sections 6.01 and 6.07.)

  Subject to the provisions of each Indenture relating to the duties of the Trustee thereunder in case an Event of Default with respect to any series of Notes shall occur and be continuing, such Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any holders of Notes of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02.) Subject to such indemnification provision, each Indenture provides that the holders of a majority in principal amount of the Notes of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the Notes of such series, provided that such Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07.)

CONCERNING THE TRUSTEE

  The Chase Manhattan Bank, as successor to The Bank of New York, acts as trustee under (i) an Amended and Restated Indenture with the Company dated as of February 27, 1997, (ii) an Amended and Restated Indenture with the Company dated as of February 28, 1997, and (iii) an Indenture with the Company dated as of October 1, 1991, as amended and supplemented. The Chase Manhattan Bank also acts as trustee under certain other indentures with the Company. A number of series of senior, unsecured notes of the Company are presently outstanding under each of such indentures, and any of the Notes may be issued under either of the indentures referred to in clauses (i) and (ii) above.

  Any material business and other relationships (including additional trusteeships), other than the present and prospective trusteeships referred to in the foregoing paragraph, between, on the one hand, the Company, GE Company and other affiliates of GE Company and, on the other hand, each Trustee under any Indenture pursuant to which any of the Notes to which the Prospectus Supplement accompanying this Prospectus relates are to be issued, are described in such Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

GENERAL

  The following statements with respect to the Warrants are summaries of the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement") between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

  The Warrants will be evidenced by Warrant Certificates (the "Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Notes with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Warrant does not have any of the rights of a Noteholder in respect of, and is not entitled to any payments on, any Note issuable (but not yet issued) upon exercise of the Warrants.

  The Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Warrants, if any, offered thereby for the terms of, and other information with respect to, such Warrants, including: (1) the title and the aggregate number of Warrants; (2) the Notes for which each Warrant is exercisable; (3) the date or dates on which such Warrants will expire; (4) the price or prices at which such Warrants are exercisable; (5) the currency or currencies in which such Warrants are exercisable; (6) the periods during which and places at which such Warrants are exercisable; (7) the terms of any mandatory or optional call provisions; (8) the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration; (9) the identity of the Warrant Agent; and (10) the exchanges, if any, on which such Warrants may be listed.

EXERCISE OF WARRANTS

  Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Warrant, and communicating the identity of the Warrantholder and the number of Warrants to be exercised. Upon receipt of payment and the Warrant Certificate property completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, forward Notes in authorized denominations. If less than all of the Warrants evidenced by the Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                       DESCRIPTION OF THE PREFERRED STOCK

GENERAL

  The Board of Directors of the Company has authorized the issuance of the Shares of Preferred Stock, in Series with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors (or any duly authorized committee thereof) of the Company and as are not stated and expressed in the Company's Restated Organization Certificate, as amended (the "Organization Certificate"). The Shares of Preferred Stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

  As of the date of this Prospectus, the capital stock of the Company as authorized by its sole common stockholder consists of 3,866,000 shares of Common Stock, par value of $200 per share (the "Common Stock"), 28,000 Shares of Variable Cumulative Preferred Stock, par value $100 per share (the "Variable Cumulative Preferred Stock"), and 750,000 shares of Preferred Stock, par value $.01 per share (the "New Preferred Stock"). The Preferred Stock is issuable from time to time in Series. There are presently outstanding 3,837,825 shares of Common Stock and 23,000 shares of Variable Cumulative Preferred Stock. Each Series of Variable Cumulative Preferred Stock ranks equally with each other Series of Variable Cumulative Preferred Stock as to dividend and liquidation preference.

  The following description of Preferred Stock sets forth certain general terms and provisions of the Series of Preferred Stock to which any Prospectus Supplement may relate.

  The following is a brief summary of certain provisions contained in the Company's Organization Certificate. Certain other terms of any particular Series of Preferred Stock will be described in the Prospectus Supplement relating to such Series of Preferred Stock including: (i) the designation, number of shares and stated value per share; (ii) the amount of liquidation preference; (iii) the initial public offering price at which shares of such Series of Preferred Stock will be sold; (iv) the dividend rate or rates (or method of ascertaining the same); (v) the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends; (vi) any redemption or sinking fund provisions; (vii) any conversion or exchange provisions; and
(viii) any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof. If so indicated in the Prospectus Supplement relating thereto, the terms of any such Series of Preferred Stock may differ from the terms set forth below. The description of Preferred Stock set forth below and the description of the terms of a particular Series of Preferred Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to the Company's Organization Certificate. Such summary does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each Series of Preferred Stock will be specified in the Prospectus Supplement relating thereto.

DIVIDEND RIGHTS

  The holders of shares of each Series of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative or non-cumulative cash or other dividends on such dates and at such rate or rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such Series of Preferred Stock. Dividends on the shares of each Series of Preferred Stock will accrue from the date on which the Company initially issues shares of such Series or as otherwise set forth in the Prospectus Supplement relating to such Series of Preferred Stock. Each dividend will be payable to holders of record as they appear on the stock register of the Company on the record dates fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such Series of Preferred Stock. Each day on which dividends are payable on Shares of Preferred Stock is referred to herein as a "Dividend Payment Date." The Prospectus Supplement relating to a Series of Preferred Stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

  In particular, the Dividend Payment Dates on the Variable Cumulative Preferred Stock will be the last day of each Dividend Period, regardless of its length, and, in the case of Dividend Periods of more than 99 days, on the following additional dates: (a) if such Dividend Period is from 100 to 190 days, on the 91st day; (b) if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days; (c) if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and (d) if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year; provided, however, that in all such cases, if such date is not a business day, the Dividend Payment Date shall be the business day next succeeding such date. After the initial Dividend Period, each Dividend Period will begin on a Dividend Payment Date and will end 49 days thereafter; provided, however, that, subject to the limitations set forth in the Prospectus Supplement relating to such Series of Variable Cumulative Preferred Stock, the Company may determine the duration of any subsequent Dividend Period for shares of Variable Cumulative Preferred Stock of a Series by a notice sent by the Company to all record holders of shares of Variable Cumulative Preferred Stock of such Series. After the initial Dividend Period, the dividend rates on the Variable Cumulative Preferred Stock will be determined pursuant to an auction method, subject to any maximum or minimum interest rate, which will be described in the Prospectus Supplement relating to such Series of Variable Cumulative Preferred Stock.

  The Dividend Payment Dates and the Dividend Periods with respect to New Preferred Stock will be described in the Prospectus Supplement relating to such Series of New Preferred Stock.

  So long as the shares of any Series of Preferred Stock shall be outstanding, unless (i), when applicable, full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of Preferred Stock and other classes and series of preferred stock of the Company and (ii) the Company shall not be in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of preferred stock of the Company, the Company may not declare any dividends on any shares of Common Stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Common Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than Common Stock. In the event that there shall be outstanding shares of any other series of preferred stock of the Company (including any other Series of Preferred Stock) ranking on a parity as to dividends with any Series of Preferred Stock and dividends on shares of such Series of Preferred Stock or such other series of preferred stock of the Company are in arrears, the Company, in making any dividend payment on account of such arrears, is required to make payments ratably on all outstanding shares of such Series of Preferred Stock and such other series of preferred stock of the Company in proportion to the respective amounts of dividends in arrears on all such outstanding shares of such Series of Preferred Stock and such other series of preferred stock of the Company to the date of such dividend payment. Holders of shares of any Series of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of such Series of Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

LIQUIDATION RIGHTS

  Upon the involuntary or voluntary liquidation, dissolution or winding up of the Company, the holders of Shares of each Series of Preferred Stock will have preference and priority over the Common Stock or any other class of stock of the Company ranking on liquidation junior to the Shares of Preferred Stock, for payment out of the assets of the Company or proceeds thereof, available for distribution to stockholders, whether from capital or surplus, of the amount per Share described in the Prospectus Supplement relating to each Series of Preferred Stock plus all dividends accumulated and unpaid thereon. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full respective preferential liquidation payment per share as so stated in the applicable Prospectus Supplement plus all accumulated and unpaid dividends on the Preferred Stock, then those assets and proceeds will be distributed among the holders of the Preferred Stock ratably in accordance with the respective amounts which would be payable on such Preferred Stock if all amounts thereon were paid in full.

  After payment to the holders of shares of such Series of Preferred Stock of the full preferential amounts to which they are entitled, the holders of shares of such Series of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company, unless otherwise provided in the Prospectus Supplement. The consolidation or merger of the Company with or into any other corporation, or the sale of substantially all the assets of the Company in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Company, if the voting power, preferences or special rights of the holders of shares of such Series of Preferred Stock are not impaired thereby.

VOTING RIGHTS

  Holders of Common Stock are entitled to one vote per share on all matters which arise at any meeting of shareholders of the Company. Holders of shares of Preferred Stock will have no voting rights, except as set forth below, in a Prospectus Supplement relating to a Series of Preferred Stock or as otherwise required by law.

  The holders of Variable Cumulative Preferred Stock have no voting rights except as required by law or as set forth in a Prospectus Supplement and except that the Company may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a Series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least two-thirds of the total number of Shares of such Series.

  With respect to the New Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any share or shares of any Series of New Preferred Stock of the Company shall be in arrears, the holders of shares of each Series of New Preferred Stock, voting separately as a class with the holders of shares of any one or more other Series of Preferred Stock of the Company upon which like voting rights have been conferred, shall be entitled at the Company's next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, with the remaining directors of the Company to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected pursuant to the preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such arrears shall cease to exist, the holders of shares of such Series of New Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like arrears in payments of dividends. Upon the termination of each such special voting right, the terms of office of all persons who may have been elected directors by vote of the holders of such shares of New Preferred Stock of the Company pursuant to such special voting right shall immediately terminate.

  With respect to the New Preferred Stock, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of New Preferred Stock of the Company then outstanding, voting as a class without regard to series, with the holders of shares of each Series of New Preferred Stock being entitled to vote, the Company may not: (a) create any class or Series of stock which shall have preference as to dividends or distributions of assets over any outstanding Series of New Preferred Stock of the Company (other than a series which has no right to object to such creation) or (b) alter or change the provisions of the Organization Certificate so as to adversely affect the voting power, preferences or special rights of the holders of shares of New Preferred Stock of the Company; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, Series of New Preferred Stock of the Company at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of New Preferred Stock of the Company at the time outstanding.

  The Prospectus Supplement relating to a Series of Preferred Stock will further describe the voting rights, if any, of the Preferred Stock including the number of or proportional votes per share.

REDEMPTION

  The shares of any Series of Preferred Stock may be redeemable at the option of the Company and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon the terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such Series.

  If any dividends on shares of any Series of Preferred Stock are in arrears, no shares of such Series shall be redeemed unless all outstanding shares of such Series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of such Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such Series.

  With respect to the Variable Cumulative Preferred Stock, at the option of the Company, the shares of any Series of Variable Cumulative Preferred Stock may be redeemed out of legally available funds therefore, as a whole or from time to time in part, (i) on the last day of any Dividend Period at a redemption price of $100,000 per Share, plus accumulated and unpaid dividends to the date fixed for redemption and (ii) in the case of shares of Variable Cumulative Preferred Stock with a Dividend Period equal to or more than two years, on any Dividend Payment Date for such shares at redemption prices (but not less than $100,000 per share) determined by the Company prior to the commencement of such Dividend Period plus accumulated and unpaid dividends to the date set forth for redemption.

CONVERSION RIGHTS

  No Series of Preferred Stock will be convertible into Common Stock.

                                 LEGAL OPINIONS

  Except as may be otherwise specified in the Prospectus Supplement accompanying this Prospectus, the legality of the Securities will be passed upon for the Company by one of Nancy E. Barton, a director and Senior Vice President, General Counsel and Secretary of the Company or Bruce C. Bennett, Associate General Counsel--Treasury Operations and Assistant Secretary of the Company, and for the underwriters, agents or dealers by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Ms. Barton and Mr. Bennett, together with members of their families, own, have options to purchase and have other interests in shares of common stock of GE Company.

                                    EXPERTS

  The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   Filing Fee for Registration Statement........................... $2,212,500
   Accounting Fees and Expenses....................................     53,000*
   NASD Rule 2720 filing and counsel fees..........................     40,000
   Trustees' and Warrant Agents' Fees and Expenses (including
    counsel fees)..................................................     15,000*
   Blue Sky filing and counsel fees................................     45,000*
   Printing and Engraving Fees.....................................    150,000*
   Rating Agency Fees..............................................    550,000*
   Miscellaneous...................................................      1,500*
                                                                    ----------
       Total....................................................... $3,067,000
                                                                    ==========

--------
* Estimated, and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Sections 7018-7022 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

    a. If a director or officer is made or threatened to be a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

    b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgement in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

    c. A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

The foregoing statement is subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

  The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a director or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

  Reference is made to Article VI of the Underwriting Agreements filed as Exhibits 1(a), 1(c) and 1(d) hereto for a description of the indemnification arrangements in connection with an underwritten offering of the Securities registered hereby.

  The directors of the Company are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER   INCORPORATED BY REFERENCE TO FILINGS INDICATED              DESCRIPTION
-------  ----------------------------------------------              -----------
 1(a)    --Exhibit 1(a) to the Company's                Form of Underwriting Agreement for
          Registration Statement on Form S-3            Debt Securities.
          (No. 33-50909).
  (b)    --Exhibit 1(b) to the Company's                Form of Amended and Restated U.S.
          Registration Statement on Form S-3            Distribution Agreement dated as of
          (No. 33-50909).                               August 31, 1993 among the Company and
                                                        the Dealers party thereto.
  (c)    --Exhibit 1 to the Company's                   Form of Underwriting Agreement
          Registration Statement on Form S-3            Variable Cumulative Preferred Stock.
          (No. 33-37156).
  (d)                                                   Form of Underwriting Agreement
                                                        Preferred Stock.
 4(a)                                                   Amended and Restated General Electric
                                                        Capital Corporation Standard Global
                                                        Multiple Series Indenture Provisions
                                                        dates as of February 27, 1997.
  (b)                                                   Amended and Restated General Electric
                                                        Capital Corporation Standard Multiple-
                                                        Series Indenture Provisions dated as
                                                        of February 28, 1997.
  (c)                                                   Amended and Restated Indenture dated
                                                        as of February 27, 1997 between the
                                                        Company and The Chase Manhattan Bank,
                                                        as successor trustee.
  (d)                                                   Amended and Restated Indenture dated
                                                        as of February 28, 1997 between the
                                                        Company and The Chase Manhattan Bank,
                                                        as successor trustee.
  (e)    --Exhibit 4(k) to the Company's                Form of Warrant Agreement.
          Registration Statement on Form S-3
          (No. 33-18118).
  (f)                                                   Form of Global Medium-Term Note,
                                                        Series A, Fixed Rate Registered Note.

EXHIBIT
NUMBER   INCORPORATED BY REFERENCE TO FILINGS INDICATED              DESCRIPTION
-------  ----------------------------------------------              -----------
  (g)                                                   Form of Global Medium-Term Note,
                                                        Series A, Floating Rate Registered
                                                        Note.
  (h)    --Exhibit 4(w) to the Company's                Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series B/C, Fixed Rate Temporary
          (No. 33-50909).                               Global Bearer Note.
  (i)    --Exhibit 4(x) to the Company's                Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series B/C, Floating Rate Temporary
          (No. 33-50909).                               Global Bearer Note.
  (j)    --Exhibit 4(y) to the Company's                Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series B/C, Fixed Rate
          (No. 33-50909).                               Bearer/Registered Note.
  (k)    --Exhibit 4(z) to the Company's                Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series B/C, Floating Rate
          (No. 33-50909).                               Bearer/Registered Note.
  (l)    --Exhibit 4(aa) to the Company's               Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series B/C, Fixed Rate Permanent
          (No. 33-50909).                               Global Bearer Note.
  (m)    --Exhibit 4(bb) to the Company's               Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series B/C, Floating Rate Bearer Note.
          (No. 33-50909).
  (n)    --Exhibit 3(i) to the Company's Annual         Restated Organization Certificate
          Report on Form 10-K for the fiscal            filed by the Superintendent of Banks
          year ended December 31, 1993                  of the State of New York on November
          (File No. 1-6461).                            28, 1988, as last amended on December
                                                        6, 1990.
  (o)    --Exhibit 4(b) to the Company's                Certificate of Amendment authorizing
          Registration Statement on Form S-3            3,500 additional shares of Variable
          (No. 33-58771).                               Cumulative Preferred Stock filed by
                                                        the Superintendent of Banks of the
                                                        State of New York on April 21, 1995.
  (p)    --Exhibit 4(c) to the Company's                Certificate of Amendment specifying
          Registration Statement on Form S-3            certain terms of the Series O, P and Q
          (No. 33-61257).                               Variable Cumulative Preferred Stock
                                                        filed by the Acting Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of May 11, 1995.
  (q)    --Exhibit 4(d) to the Company's                Certificate of Amendment specifying
          Registration Statement on Form S-3            certain terms of the Series R, S, T,
          (No. 33-61257).                               U, V and W Variable Cumulative
                                                        Preferred Stock filed by the Acting
                                                        Deputy Superintendent of Banks of the
                                                        State of New York as of June 28, 1995.
  (r)    --Exhibit 4(e) to the Company's                Certificate of Amendment authorizing
          Registration Statement on Form S-3            4,000 additional shares of Variable
          (No. 33-61257).                               Cumulative Preferred Stock filed by
                                                        the Acting Deputy Superintendent of
                                                        Banks of the State of New York as of
                                                        July 17, 1995.

EXHIBIT
NUMBER   INCORPORATED BY REFERENCE TO FILINGS INDICATED              DESCRIPTION
-------  ----------------------------------------------              -----------
  (s)    --Exhibit 4(f) to the Company's                Certificate of Amendment specifying
          Registration Statement on Form S-3            certain terms of Series X, X-1, Y, Y-1
          (No. 333-13195).                              and Z Variable Cumulative Preferred
                                                        Stock filed by the Acting Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of November 1, 1995.
  (t)    --Exhibit 4(f) to the Company's                Certificate of Amendment authorizing
          Registration Statement on Form S-3            5,000 additional shares of Variable
          (No. 333-13195).                              Cumulative Preferred Stock and
                                                        effecting certain other amendments to
                                                        the Organization Certificate filed by
                                                        the Deputy Superintendent of Banks of
                                                        the State of New York as of September
                                                        26, 1996.
  (u)    --Exhibit 4(c) to the Company's                Form of Certificate of Amendment
          Registration Statement on Form S-3            specifying certain terms of each
          (No. 33-58771).                               Series of Variable Cumulative
                                                        Preferred Stock.
  (v)    --Exhibit 4(f) to the Company's                Certificate of Amendment specifying
          Registration Statement on Form S-3            certain terms of Series AA, BB, CC and
          (No. 333-13195).                              DD Variable Cumulative Preferred Stock
                                                        filed by the Deputy Superintendent of
                                                        Banks of the State of New York as of
                                                        December 9, 1997.
  (w)    --Exhibit 4(f) to the Company's                Certificate of Amendment specifying
          Registration Statement on Form S-3            certain terms of Series EE, FF, GG and
          (No. 333-13195).                              HH Variable Cumulative Preferred Stock
                                                        filed by the Deputy Superintendent of
                                                        Banks of the State of New York as of
                                                        December 19, 1997.
  (x)    --Exhibit 4(f) to the Company's                Certificate of Amendment reducing the
          Registration Statement on Form S-3            authorized number of shares of Series
          (No. 333-13195).                              EE, FF, GG and HH Variable Cumulative
                                                        Preferred Stock filed by the Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of February 17, 1998.
  (y)                                                   Form of Certificate of Amendment
                                                        authorizing 5,000 additional shares of
                                                        Variable Cumulative Preferred Stock
                                                        and 750,000 shares of Preferred Stock,
                                                        par value $.01 per share to the
                                                        Organization Certificate to be filed
                                                        by the Deputy Superintendent of Banks
                                                        of New York.
  (z)                                                   Form of Certificate of Amendment
                                                        specifying certain terms of each
                                                        Series of Preferred Stock, par value
                                                        $.01 per share.
 5                                                      Opinion and consent of Bruce C.
                                                        Bennett, Associate General Counsel--
                                                        Treasury Operations and Assistant
                                                        Secretary of the Company.

EXHIBIT
NUMBER   INCORPORATED BY REFERENCE TO FILINGS INDICATED              DESCRIPTION
-------  ----------------------------------------------              -----------
12       --Exhibit 12 to the Company's                  Computation of ratio of earnings to
          Quarterly Report on Form 10-Q for the         fixed charges and computation of ratio
          quarter ended March 28, 1998 (File            of earnings to fixed charges and
          No. 1-6461).                                  preferred stock dividends.
23                                                      Consent of KPMG Peat Marwick LLP
                                                        (contained in Part II of this
                                                        Registration Statement).
                                                        Consent of Bruce C. Bennett is
                                                        included in his opinion referred to in
                                                        Exhibit 5 above.
                                                        Consent of James Kalashian, Senior Tax
                                                        Counsel of the Company.
24                                                      Power of Attorney.
25                                                      Form T-1 Statement of Eligibility and
                                                        Qualification under the Trust
                                                        Indenture Act of 1939 of The Chase
                                                        Manhattan Bank, in respect of the
                                                        Amended and Restated Indenture being
                                                        filed as Exhibit 4(c) and the Amended
                                                        and Restated Indenture being filed as
                                                        Exhibit 4(d).
99(a)    --Exhibit 28(a) to the Company's               Trust Company Agreement.
          Registration Statement on Form S-3
          (No. 33-24667).
99(b)    --Exhibit 28(b) to the Company's               Amendment to Trust Company Agreement.
          Registration Statement on Form S-3
          (No. 33-37156).
99(c)    --Exhibit 28(c) to the Company's               Amendment No. 2 to Trust Company
          Registration Statement on Form S-3            Agreement.
          (No. 33-37156).
99(d)    --Exhibit 99(d) to the Company's               Form of Amendment No. 3 to Trust
          Registration Statement on Form S-3            Company Agreement.
          (No. 33-58771).
99(e)    --Exhibit 28(d) to the Company's               Form of Broker-Dealer Agreement.
          Registration Statement on Form S-3
          (No. 33-37156).
99(f)    --Exhibit 28(e) to the Company's               Form of Letter to the Depository Trust
          Registration Statement on Form S-3            Company.
          (No. 33-37156).

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 23rd day of July, 1998.

                                          General Electric Capital Corporation

                                                    /s/ James A. Parke
                                          By __________________________________
                                                (JAMES A. PARKE SENIOR VICE
                                                    PRESIDENT, FINANCE)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                         TITLE                DATE

           * Gary C. Wendt              Chairman of the
-------------------------------------    Board and Chief
           (GARY C. WENDT)               Executive Officer
                                         (Principal
                                         Executive Officer)

          * Denis J. Nayden             President, Chief
-------------------------------------    Operating Officer
          (DENIS J. NAYDEN)              and Director

         /s/ James A. Parke             Senior Vice
-------------------------------------    President, Finance
          (JAMES A. PARKE)               and Director
                                         (Principal
                                         Financial Officer)     July 23, 1998

         * Jeffrey S. Werner            Senior Vice
-------------------------------------    President--
         (JEFFREY S. WERNER)             Corporate Treasury
                                         and Global Funding
                                         Operation

          * N.D.T. Andrews              Director
-------------------------------------
          (N.D.T. ANDREWS)

          * Nancy E. Barton             Director
-------------------------------------
          (NANCY E. BARTON)

           * James R. Bunt              Director
-------------------------------------
           (JAMES R. BUNT)

           * David M. Cote              Director
-------------------------------------
           (DAVID M. COTE)

        * Dennis D. Dammerman           Director
-------------------------------------
        (DENNIS D. DAMMERMAN)

              SIGNATURE                         TITLE                DATE

           * Paolo Fresco               Director
-------------------------------------
           (PAOLO FRESCO)

     * Benjamin W. Heineman, Jr.        Director
-------------------------------------
     (BENJAMIN W. HEINEMAN, JR.)

         * Jeffrey R. Immelt            Director
-------------------------------------
         (JEFFREY R. IMMELT)

      * W. James McNerney, Jr.          Director
-------------------------------------
      (W. JAMES MCNERNEY, JR.)

           * John H. Myers              Director
-------------------------------------
           (JOHN H. MYERS)

        * Robert L. Nardelli            Director
-------------------------------------
        (ROBERT L. NARDELLI)

          * Michael A. Neal             Director                July 23, 1998
-------------------------------------
          (MICHAEL A. NEAL)

          * John M. Samuels             Director
-------------------------------------
          (JOHN M. SAMUELS)

         * Edward D. Stewart            Director
-------------------------------------
         (EDWARD D. STEWART)

        * John F. Welch, Jr.            Director
-------------------------------------
        (JOHN F. WELCH, JR.)

           * Joan C. Amble              Vice President and
-------------------------------------    Controller
           (JOAN C. AMBLE)               (Principal
                                         Accounting Officer)

          /s/ James A. Parke            Attorney-in-fact
*By _________________________________
           (JAMES A. PARKE)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to incorporation by reference in the Registration Statement on Form S-3 of General Electric Capital Corporation of our report dated February 13, 1998 relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996 and the related statements of current and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997, and related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of General Electric Capital Corporation.

  We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG Peat Marwick LLP

Stamford, Connecticut
July 23, 1998

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1(d)   Form of Underwriting Agreement Preferred Stock.
  4(a)   Amended and Restated General Electric Capital Corporation Standard
         Global Multiple Series Indenture Provisions dates as of February 27,
         1997.
   (b)   Amended and Restated General Electric Capital Corporation Standard
         Multiple-Series Indenture Provisions dated as of February 28, 1997.
   (c)   Amended and Restated Indenture dated as of February 27, 1997 between the Company and The Chase Manhattan Bank, as successor trustee.
   (d)   Amended and Restated Indenture dated as of February 28, 1997 between the Company and The Chase Manhattan Bank, as successor trustee.
   (f)   Form of Global Medium-Term Note, Series A, Fixed Rate Registered Note.
   (g)   Form of Global Medium-Term Note, Series A, Floating Rate Registered
         Note.
   (y)   Form of Certificate of Amendment authorizing 5,000 additional shares of Variable Cumulative Preferred Stock, and 750,000 shares of
         Preferred Stock, par value $.01 per share to the Organization
         Certificate to be filed by the Deputy Superintendent of Banks of New
         York.
   (z)   Form of Certificate of Amendment specifying certain terms of each
         Series of Preferred Stock, par value $.01 per share.
  5      Opinion and consent of Bruce C. Bennett, Associate General Counsel--
         Treasury Operations and Assistant Secretary of the Company.
 23      Consent of KPMG Peat Marwick LLP (contained in Part II of this
         Registration Statement).
         Consent of Bruce C. Bennett is included in his opinion referred to in
         Exhibit 5 above.
         Consent of James Kalashian, Senior Tax Counsel of the Company.
 24      Power of Attorney.
 25      Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of The Chase Manhattan Bank, in respect of the
         Amended and Restated Indenture being filed as Exhibit 4(c) and the
         Amended and Restated Indenture being filed as Exhibit 4(d).